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                                                                   EXHIBIT 10.28

Income Tax Accounting Agreement between NWO Resources and Oceanic Exploration

                         Income Tax Accounting Agreement


This agreement is made this 8th day of March, 2004 by and between NWO Resources, Inc. and each company to be included in the consolidated tax return filed by NWO commencing with the period ending December 31, 2003.

The NWO group of companies has adopted the general practice of preparing consolidated federal and state income tax returns where appropriate and making required tax deposits in a single payment including amounts applicable to subsidiaries.

For financial accounting purposes, the NWO tax provision is calculated as required by FAS 109. This tax provision includes an allocation of taxes to subsidiaries based on the financial accounting practice as described below.

o Each subsidiary's tax provision will be calculated using then-current statutory rates, on a stand alone basis, and specifically estimating the subsidiary's book-tax differences including its share of any differences which apply ratably to all subsidiaries. The provision will include a tax benefit from losses to the extent of the previous profits, but only to the extent such profits were included in the NWO consolidated return. To the extent a tax benefit for a loss has not been previously been allowed, and a subsidiary has profits in a future year which falls within the period to which, on a stand alone basis, the prior tax loss could be carried forward under US tax rules, the benefit of the loss will be included in the provision to the extent the loss would provide a tax benefit on a stand alone basis.

o Each subsidiary will book the current portion of taxes into an intercompany account with its parent; the deferred portion will be recorded as a deferred tax liability.

o The provision for taxes on income will be recorded on each subsidiary's books monthly or quarterly as needed.

Joe Maskalenko prepares the NWO consolidated return and is responsible for making required tax deposits. Each subsidiary will be asked for assistance as needed in preparing the consolidated return and calculating required tax deposits.

NWO Resources, Inc.                            Oceanic Exploration Company

By: /s/ John E. Jones                          By: /s/ Charles N. Haas
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    John E. Jones, Secretary - Treasurer           Charles N. Haas, President